Exhibit 10.4

CONSULTING AGREEMENT

CONSULTING AGREEMENT effective as of July 1, 2014 between AzurRx BioPharma (the “Company”), a Delaware corporation, and Johan M “Thijs” Spoor (the “Consultant”) dba JIST Consulting.

Recitals:

The parties wish to enter into this Agreement to set forth the basis on which the Consultant will perform consulting services for the Company and with respect to certain other matters in connection with such engagement, all as set forth more fully in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1.           Engagement. The Company hereby engages the Consultant as a consultant to the Company, and the Consultant hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2.           Duties. As a consultant to the Company, the Consultant agrees to perform the services described on Exhibit A. The Consultant shall report to the company’s board of directors and be accountable to represent shareholders’ interests.

3.           Term. The Consultant’s consultancy hereunder shall be for an initial term of up to (6) months commencing on the Effective Date (the “Term”) and then renew monthly.

4.           Compensation.

(a)           Consulting Fees. In consideration of the services to be performed hereunder, and subject to and upon action of the Board of Directors of the Company, Consultant shall be compensated at a daily rate of $2,600 for time spent working on the company’s behalf, which shall be paid at the company’s discretion in either cash or in consideration in a financing round.

(b)           Stock Options. The Company may from time to time grant to Consultant additional stock options pursuant to, and subject to the terms and conditions of, an Equity Incentive Plan entered into at the time of the grant or any stock option plan adopted by the Company. The amount and terms of such options (including vesting and termination provisions during and after employment hereunder) shall be set by the Board of Directors.

5.           Reimbursement of Expenses. The Consultant shall be reimbursed for out-of- pocket expenses reasonably incurred by the Consultant in performing the consulting services contemplated by this Agreement, provided that such expenses documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time.

6.           Termination.

(a)           Notwithstanding Section 3 above, either party may terminate this Agreement upon thirty (30) days written notice without cause. In the event of termination of this Agreement, the Company will not have any further obligation or liability hereunder except that the Company will pay any outstanding cash compensation and any reimbursable expenses incurred prior to such date, and any unvested stock options shall terminate.

7.           Non-Disclosure. The Consultant acknowledges that, in the course of performing services for the Company, the Consultant may obtain knowledge of the Company’s business plans, products, processes, software, know-how, trade secrets, trademarks, copyrights, intellectual property, patents, formulas, methods, models, prototypes, discoveries, inventions, materials and reagents, improvements, disclosures, customer, contractor and supplier lists, names and positions of employees and/or other proprietary and/or confidential information  (collectively, the “Confidential Information”). The Consultant agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge any confidential information to any other person, or use any confidential information for the Consultant’s own benefit or to the detriment of the Company, or for any purpose other than in connection with the performance of consulting services to the Company, without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Consultant. The Consultant also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.

8.           Inventions and Discoveries.

(a)           Disclosure. The Consultant shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Consultant (whether or not at the request or upon the suggestion of the Company), solely or jointly with others, during the period of the Consultant’s engagement by the Company as a consultant in the area of molecular imaging or that are otherwise made through the use of the Company’s time, facilities or materials (the foregoing being hereinafter referred to collectively as the “Inventions”).

(b)           Assignment and Transfer. The Consultant agrees to assign and transfer to the Company all of the Consultant’s rights, titles and interests in and to each of the Inventions, and the Consultant further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to each of the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any and all of the Inventions in any and all countries and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company’s interests therein.

(c)           Company Documentation. The Consultant shall hold in a fiduciary capacity for the benefit of the Company all documentation, programs, data, records, research materials, drawings, manuals, disks, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’sbusiness that are, at any time, in the possession or under the control of the Consultant. The Consultant agrees that, in connection with any research, development or other services performed for the Company, the Consultant will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company.

9.           Non-Competition.

(a)           Consultant understands and recognizes that his services to the Company and its subsidiaries are special and unique and agrees that, during the term of his services to the Company, and for a period of one (1) year from the date of termination of this Agreement, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity (“Person”) enter into or engage in any business which offers a service or manufactures a product competitive with a technology of, or product manufactured or distributed by the Company in the area of non- systemic medications, digestive enzymes or pancreatis (“Conflicting Activity”), either as an      individual for his own account or as a partner, joint venturer, employee, agent, consultant, salesperson, officer, director or shareholder of such Person; provided however, that nothing herein will preclude the Consultant from holding five percent (5%) or less of the stock of any publicly traded company; or from holding a position with a Person that does not engage in a Conflicting Activity.

(b)           For a period of one (1) year after the termination of this Agreement, the Consultant shall not interfere with or disrupt or attempt to disrupt the Company or its subsidiaries’ business relationship with any of their suppliers, licensors or licensees or customers, or solicit or have any of the employees, consultants or agents of the Company or its subsidiaries.

(c)           In the event that the Consultant breaches any provisions of this Section or there is a threatened breach, then, in addition to any other rights which the Company or its subsidiaries may have, the Company shall be entitled without posting of a bond or other security, to injunctive relief to enforce the provisions of this Section, the Consultant shall not urge as a defense that there is an adequate remedy at law nor shall the Company or its subsidiaries be prevented from seeking any other remedies which may be available to it.

10.           Non-Solicitation. During the term and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, without the prior written consent of the Company:

(a)           solicit or induce any employee of the Company or any subsidiary or any licensor or licensee thereof, to leave the employ thereof or hire for any purpose any employee of any such Person or any employee who has left the employment of such Person within six months of the termination of said employee’s employment with the Company or such other person;

(b)           solicit or accept employment or be retained by any party who, at any time during the Term, was a customer or supplier of the Company or any subsidiary or any licensor or licensee thereof where his position will be related to a Conflicting Activity; or

(c)           solicit or accept the business of any customer or supplier of the Company or any subsidiary with respect to products similar to those supplied by the Company or its subsidiaries.

11.           Injunctive Relief. The Consultant acknowledges that the Consultant’s compliance with the agreements in Sections 6, 7, 8 and 9 hereof is necessary to protect the good will and other proprietary interests of the Company and that the Consultant has been and will be entrusted with highly confidential information regarding the Company and its technology and is conversant with the Company’s affairs, its trade secrets and other proprietary information. The Consultant acknowledges that a breach of the Consultant’s agreements in Sections 6, 7, 8 and 9 hereof will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Consultant agrees that, in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

12.           Certain Representations, Warranties and Agreements of the Consultant. As an inducement to the Company to enter into this Agreement, the Consultant hereby represents and warrants to the Company that: (a) the Consultant is not a party to or otherwise subject to any agreements or restrictions that would prohibit the Consultant from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity; (b) the Consultant is not: (i) an individual who has been debarred by the U.S. Food and Drug Administration (the “FDA”) pursuant to 21 U.S.C. 335a (a) (a “Debarred Individual”) or (b) prohibited from providing services in any capacity to a person that has an approved or pending device application, or (ii) an employer, employee or partner of a Debarred Individual; and (c) the                Consultant has no knowledge of any circumstances that may affect the accuracy of the foregoing warranties and representations, including, but not limited to, FDA investigation of, or debarment proceedings against, the Consultant or any person or entity performing services or rendering assistance relating to activities taken pursuant to this Agreement. The Consultant agrees to immediately notify the Company if the Consultant becomes aware of any change in the representations and warranties set forth herein during the term of this Agreement.

13.           Survival of Representations, Warranties and Covenants. The provisions of this Agreement that by their terms are intended to endure beyond the term of this Agreement shall survive the termination of this Agreement.

14.           Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other consulting, employment and compensation arrangements between the Consultant and the Company, but shall not supersede any existing confidentiality, nondisclosure or  invention assignment agreements between the Consultant and the Company.

15.           Independent Contractor. The parties intend that the Consultant shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. The Consultant shall not be entitled to any benefits paid by the Company to its employees. The Consultant shall be solely responsible for any tax consequences applicable to the Consultant by reason of this Agreement and the relationshipestablished hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant’s performance of consulting services hereunder.

16.           Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

17.           Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

18.           Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York.

19.           Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement and the obligations created hereunder may not be assigned by the Consultant.

20.           Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

    If to the Company:               Board of Directors
                                                    AzurRx BioPharma
                                                    1410 Broadway 23rd Floor
                                                    New York, NY

    If to the Consultant, at the address set forth on the signature page.

                 Any party may from time to time change such party’s address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

21.           Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party’s duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

AzurRx BioPharma	Johan M "Thijs" Spoor

By: /s/ Christine Rigby-Hutton	By: /s/ Johan M "Thijs" Spoor

Name: Christine Rigby-Hutton	Name: Johan M Spoor
Title: President
Consultant's Adress:
By: /s/ Matthew Balk

Name: Matthew Balk
Title: Signatory for > 50% of shareholders of AzurRx BioPharma	SSN or Tax ID: on file

EXHIBIT A

Duties: Consultant will assist the Company as a Business Strategy, Finance & Marketing Advisor with duties including but not limited to:

●	Securing financing through institutional and individual investors.

●	Preparation and contribution to investor meetings, such as business plans, presentations and other materials.

●	Review of clinical positioning and strategy documents and business structuring plans.

●	Risk assessment of the company’s global operations and management team

●	Identifying and recruiting talent

●	Operational duties as needed